                                                             Exhibit (d)(13)

                       INVESTMENT SUB-ADVISORY AGREEMENT

     THIS AGREEMENT, made as of the ___ day of __________, 2003, by and between Waddell & Reed Ivy Investment Company, a Delaware corporation, registered as an Investment Adviser under the Investment Advisers Act of 1940
(the "Adviser") and Advantus Capital Management, Inc., a Minnesota corporation, registered as an Investment Adviser under the Investment Advisers Act of 1940
(the "Sub-Adviser").

     WHEREAS, the Adviser is the investment manager to Ivy Funds, (the
"Trust"), an open-end diversified management investment company organized as a series fund, registered under the Investment Company Act of 1940, as amended
(the "1940 Act"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish it with portfolio selection and related research and statistical services in connection with the Adviser's investment advisory activities on behalf of the Trust's Ivy
Bond Fund, Ivy Mortgage Securities Fund and Ivy Real Estate Securities Fund
(hereinafter, each a "Fund" and collectively, the "Funds"), and the Sub-Adviser desires to furnish such services to the Adviser;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

     1.   Appointment of Sub-Adviser

     In accordance with and subject to the Investment Management Agreement between the Trust and the Adviser dated July 23, 2003, the Adviser hereby appoints the Sub-Adviser to perform portfolio selection services described herein for investment and reinvestment of the Fund, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Adviser accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser.

     2.   Obligations of and Services to be Provided by the Sub-Adviser

     (a)  The Sub-Adviser shall provide the following services and assume the following obligations with respect to the Funds of the Trust:

       (1) The investment of the assets of the Funds shall at all times be subject to the applicable provisions of the Declaration of Trust, the Bylaws, the Registration Statement, the current Prospectus and the Statement of Additional Information of the Trust and shall conform to the investment objectives, policies and restrictions of the Funds as set forth in such documents and as interpreted from time to time by the Board of Trustees of the Trust and by the
           Adviser, including diversification of the holdings of each Fund as a segregated asset account in accordance with Section 817 of the
           Internal Revenue Code, as amended (the "Code"), and Regulation
           Section 1.817-5 thereunder, provided that the Adviser shall be responsible for ensuring that the Trust as a whole is "adequately diversified" if and to the extent required by Section 817(h) of the
           Code and Regulation 1.817-5 thereunder. Within the framework of the investment objectives, policies and restrictions of the Funds, and subject to the supervision of the Adviser, the Sub-Adviser shall have the sole and exclusive responsibility for the making and execution of all investment decisions for each Fund. The Adviser agrees to promptly inform the Sub-Adviser if such objective, policies or restrictions change and to deliver to the Sub-Adviser updated documents, if prepared.

       (2) In carrying out its obligations to manage the investments and reinvestments of the assets of the Funds, the Sub-Adviser shall:
           (1) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and
           individual companies or industries the securities of which are included in the Funds or are under consideration for inclusion therein; (2) formulate and implement a continuous investment program for the Funds consistent with the investment objective and related investment policies for such Fund as set forth in the
           Trust's Registration Statement, as amended; and (3) take such steps as are necessary to implement the aforementioned investment program by purchase and sale of securities including the placing, or directing the placement through an affiliate of the Sub-Adviser, of orders for such purchases and sales.

       (3) In connection with the purchase and sale of securities of the
           Funds, the Sub-Adviser shall arrange for the transmission to the
           Adviser (or its designee) and the Custodian for the Trust on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Funds. With respect to portfolio securities to be purchased or sold through the Depository
           Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Custodian of the Funds. The Sub-Adviser shall render such reports to the
           Adviser and/or to the Trust's Board of Trustees concerning the investment activity and portfolio composition of the Funds in such form and at such intervals as the Adviser or the Board may from time to time require.

       (4) The Sub-Adviser shall, in the name of the Trust, place or direct the placement of orders for the execution of portfolio transactions in accordance with the policies with respect thereto, as set forth in the Trust's Registration Statement, as amended from time to time, and under the Securities Act of 1933, as amended (the "1933
           Act") and the 1940 Act. In connection with the placement of orders for the execution of the Fund's portfolio transactions, the Sub-
           Adviser shall create and maintain all necessary brokerage records of the Trust in accordance with all applicable law, rules and regulations, including but not limited to, records required by
           Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the
           Securities and Exchange Commission, the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.

     (5)  In placing orders or directing the placement of orders for the execution of portfolio transactions, the Sub-Adviser shall select brokers and dealers for the execution of the Funds' transactions.
          In selecting brokers or dealers to execute such orders, the Sub-
          Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of
          1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the
          transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section
          28(e) provided by such broker, viewed in terms either of the Funds or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts.

           The Sub-Adviser shall render such reports to the Adviser and/or to the Fund's Board of Trustees regarding the total amount and usage of all commissions generated as a result of trades executed for the
           Fund's holdings, as well as information regarding third-party services, if any, received by the Sub-Adviser as a result of trading activity with select brokers and dealers.

     (b)  The Sub-Adviser shall use the same skill and care in providing services to the Trust as it uses in providing services to fiduciary accounts for which it has investment responsibility. The Sub-Adviser will comply with all applicable rules and regulations of the Securities and Exchange Commission.

     (c)  The Sub-Adviser shall (i) comply with all reasonable requests of the
Trust (through the Adviser) for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission
(the "SEC") and state securities commissions, and (ii) provide such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to the administration of the Trust.

     (d)  The Sub-Adviser shall furnish to the Adviser for distribution to the
Trust's Board of Trustees periodic reports on the investment performance of the
Funds and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

     (e)  On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other customers, the
Sub-Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Sub-Adviser also may purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other customers. In no instance, however, will the Funds' assets be purchased from or sold to the Adviser, the Sub-
Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the
1940 Act.

     (f)  Consistent with U.S. securities laws, the Sub-Adviser agrees to adopt written trade allocation procedures that are "fair and equitable" to its clients which are consistent with the investment policies set out in the prospectuses and statements of additional information (including amendments) of the Funds or as the Trust's Board of Trustees may direct from time to time. The
Sub-Adviser also agrees to effect securities transactions in client accounts consistent with the allocation system described in such written procedures, to keep accurate records of such transactions and to fully disclose such trade allocation procedures and practices to clients.

     (g)  The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Funds. The Adviser shall instruct the custodian and other appropriate parties providing services to the Funds to promptly forward misdirected proxies to the Sub-Adviser.

     The Sub-Adviser shall provide to the Advisor a copy of Sub-Adviser's written proxy voting policies and procedures, as adopted, including policies on addressing potential conflicts of interest and a copy of any summary of the procedures, if applicable. Sub-Adviser shall also be responsible for maintaining records with respect to the proxy votes cast for the Funds. The records shall conform to the applicable SEC proxy regulations.

     Records of  all applicable  proxy voting records  will be  provided to  the
Adviser within 3 business days of  any request, written or oral (voting  records should be available in hard and soft copy).

    (h)  The Sub-Adviser shall review all notices, including but not limited to corporate action notices, and provide and respond to all corresponding requests for information in relation to the securities held in the Funds. The
Adviser shall instruct the custodian and other appropriate parties providing services to the Funds to promptly forward misdirected corporate action notices to the Sub-Adviser.

     (i)  The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement and/or any termination or resignation of senior
(key) personnel.

     3.   Delivery of Documents to the Adviser. The Sub-Adviser has furnished the Adviser with copies of each of the following documents:

     (a)  The Sub-Adviser's current Form ADV and any amendments thereto, if applicable;

     (b)  The Sub-Adviser's most recent audited balance sheet;

     (c)  Separate lists of persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to the custodian and the fund accounting agent of Trust assets for the Funds; and

     (d)  The Code of Ethics of the Sub-Adviser as currently in effect.

     The Sub-Adviser will furnish the Adviser from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Sub-Adviser will provide to the Adviser such other documents relating to its services under this
Agreement as the Adviser may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through (d) above will be provided within 30 days of the time such materials became available to the Sub-Adviser.

     4.   Expenses

     During the terms of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

     5.   Compensation

     In payment for the investment sub-advisory services to be rendered by the
Sub-Adviser in respect of the Funds hereunder, the Adviser shall pay to the
Sub-Adviser as full compensation for all services hereunder a fee computed at an annual rate which shall be a percentage of the average daily value of the net assets of the Funds. The fee shall be accrued daily and shall be based on the net asset values of all of the issued and outstanding shares of the Funds as determined as of the close of each business day pursuant to the Declaration of Trust, Bylaws and currently effective Prospectus and Statement of Additional
Information of the Trust. The fee shall be payable in arrears on the last day of each calendar month.

     The amount of such annual fee, as applied to the average daily value of the net assets of the Funds shall be as described in the schedule below:

     Fund                               Fee
     Ivy Bond Fund                     0.27%
     Ivy Mortgage Securities Fund      0.30%
     Ivy Real Estate Securities Fund   0.55%

     6.   Renewal and Termination

     This Agreement shall continue in effect until September 30, 2004, and from year to year thereafter provided such continuance is specifically approved at least annually by a vote of the holders of the majority of the outstanding voting securities of a Fund, or by a vote of the majority of the Trust's Board of Trustees. And further provided that such continuance is also approved annually by a vote of the majority of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of parties hereto, cast in person at a meeting called for the purpose of voting on such approval. This
Agreement may be terminated at any time without payment of penalty:  (i) by the
Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the class of capital stock of the Fund on sixty days' prior written notice, or (ii) by either party hereto upon sixty days' prior written notice to the other. This Agreement will terminate automatically upon any termination of the Investment Management Agreement between the Trust and the
Adviser or in the event of its assignment. The terms "interested person,"
"assignment" and "vote of a majority of the outstanding voting securities"
shall have the meanings set forth in the 1940 Act.

     7.   General Provisions

     (a)  The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment or mistake of law or for any loss arising out of any investment or other act or omission in the performance by the Sub-Adviser of its duties under this Agreement or for any loss or damage resulting from the imposition by any government or exchange control restrictions which might affect the liquidity of the Funds' assets, or from acts or omissions of custodians or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Trust or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties hereunder.

     (b)  The Adviser and the Trust's Board of Trustees understand that the value of investments made for the Account may go up as well as down, is not guaranteed and that investment decisions will not always be profitable. The
Adviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Funds. The Adviser and the
Trust's Board of Trustees acknowledge that each Fund is designed for the described investment objective and is not intended as a complete investment program. They also understand that investment decisions made on behalf of the
Funds by Sub-Adviser are subject to various market and business risks.

     (c)  This Agreement shall not become effective unless and until it is approved by the Board of Trustees of the Trust, including a majority of the members who are not "interested persons" to parties to this Agreement, by a vote cast in person at a meeting called for the purpose of voting such approval, and by a majority of the outstanding voting securities of the class of capital stock of the Funds.

     (d)  The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser to fiduciary and other managed accounts, including other investment companies, and the Adviser has no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. The Adviser also understands that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Funds. Nothing in this
Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Trust, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

     (e)  Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Sub-
Adviser, or the right of any of its officers, directors or employees who may also be an officer, trustee or employee of the Trust, or persons otherwise affiliated with the Trust (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

     8.   Confidential Treatment. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Funds or such persons as the Adviser may designate in connection with the Funds. It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Funds, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Funds.

     9.   Representations and Warranties. The Sub-Adviser hereby represents and warrants as follows:

     (a)  The Sub-Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (b)  The Sub-Adviser has all requisite authority to enter into, execute, deliver and perform the Sub-Adviser's obligations under this Agreement;

     (c)  The Sub-Adviser's performance of its obligations under this Agreement does not conflict with any law, regulation or order to which the Sub-Adviser is subject; and

     (d)  The Sub-Adviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time, for the Funds
("Registration Statement"), and (ii) Funds' prospectuses and statements of additional information (including amendments) thereto, in each case in the form received from the Adviser with respect to the disclosure about the Sub-Adviser and the Funds of which the Sub-Adviser has knowledge and except as advised in writing to the Adviser such Registration Statement, prospectuses and statements of additional information (including amendments) contain, as of their respective dates, no untrue statement of any material fact of which the Sub-
Adviser has knowledge and do not omit any statement of a material fact of which the Sub-Adviser has knowledge which was required to be stated therein or necessary to make the statements contained therein not misleading.

     10.  Use of Names.

     (a)  The Sub-Adviser acknowledges and agrees that the names Ivy Funds and
Waddell & Reed Ivy Investment Company, and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates;
that the Trust, the Adviser and their affiliates have the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names
Ivy Funds and Waddell & Reed Ivy Investment Company, and associated abbreviations and logos, only in connection with the Sub-Adviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to Ivy Funds and Waddell & Reed Ivy Investment Company, or the Funds or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Sub-Adviser from referring to the performance of the Funds in the Sub-Adviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Funds, as those terms are used in the rules, regulations and guidelines of the SEC and the
National Association of Securities Dealers, Inc.

     (b)  The Sub-Adviser acknowledges that the Funds and their agents may use the "Advantus Capital Management, Inc." and "Advantus Capital" names and the name of the responsible portfolio manager(s) in connection with accurately describing the activities of the Funds, including use with marketing and other promotional and informational material relating to the Funds. The Sub-Adviser hereby agrees and consents to the use of the Sub-Adviser's name upon the foregoing terms and conditions.

     11.  Reports by the Sub-Adviser and Records of the Funds. The Sub-Adviser
shall furnish the Adviser monthly, quarterly and annual reports concerning transactions and performance of the Funds, including information required to be disclosed in the Trust's Registration Statement, in such form as may be mutually agreed. The Sub-Adviser shall permit the financial statements, books and records with respect to the Funds to be inspected and audited by the Trust, the Adviser or their agents at all reasonable times during normal business hours. The Sub-Adviser shall immediately notify and forward to both the Adviser and legal counsel for the Trust any legal process served upon it on behalf of the Adviser or the Trust. The Sub-Adviser shall promptly notify the Adviser of any changes in any information concerning the Sub-Adviser of which the Sub-
Adviser becomes aware that would be required to be disclosed in the Trust's
Registration Statement.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, the
Sub-Adviser agrees that all records it maintains for the Funds are the property of the Funds and the Trust and further agrees to surrender promptly to the
Trust or the Adviser any such records upon the Trust's or the Adviser's request. The Sub-Adviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of the Funds. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

     12.  Indemnification. The Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person within the meaning of Section
2(a)(3) of the 1940 Act ("affiliated person") of the Adviser and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Adviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser, the Funds, the
Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as sub-adviser of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Sub-Adviser, any of the Sub-
Adviser's employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, prospectuses or statements of additional information covering the
Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Sub-Adviser to the Adviser, the Trust or any affiliated person of the Adviser or the Trust expressly for use in the Trust's Registration
Statement, or upon verbal information confirmed by the Sub-Adviser in writing expressly for use in the Trust's Registration Statement or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the 1940 Act; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this
Agreement.

     The Adviser agrees to indemnify and hold harmless the Sub-Adviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as investment manager of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Adviser, any of the Adviser's employees or representatives or any affiliate of or any person acting on behalf of the
Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Sub-Adviser, or any affiliated person of the Sub-Adviser, expressly for use in the Trust's Registration Statement or other than upon verbal information confirmed by the Sub-Adviser in writing expressly for use in the Trust's
Registration Statement; provided, however, that in no case is the Adviser's indemnity in favor of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     13.  Assignment by the Sub-Adviser. This Agreement shall not be assigned by the Sub-Adviser to any other person or company without the Adviser's prior written consent.

     14.  Jurisdiction. The Sub-Adviser irrevocably submits to the jurisdiction of any state or U.S. federal court sitting in the State of Kansas over any suit, action or proceeding arising out of or relating to this proposal and the agreement contemplated herein. The Sub-Adviser irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Sub-Adviser agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Sub-Adviser, and may be enforced to the extent permitted by applicable law in any court of the jurisdiction of which the Sub-Adviser is subject by a suit upon such judgment.

     Nothing in this Section 14 shall affect the right of the Adviser to serve process in any manner permitted by law or limit the right of the Adviser to bring proceedings against the Sub-Adviser in the courts of any jurisdiction or jurisdictions.

    15.  Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-
paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

      If to the Adviser:        WADDELL & REED IVY INVESTMENT COMPANY
                                6300 Lamar Avenue
                                Overland Park, KS 66202, U.S.A.
                                Attention:  Henry J. Herrmann, President

     If to the Trust or Funds:  IVY FUNDS
                                6300 Lamar Avenue
                                Overland Park, KS 66202, U.S.A.
                                Attention: Kristen A. Richards, Vice President
                                 and Secretary

     If to the Sub-Adviser:     ADVANTUS CAPITAL MANAGEMENT, INC.
                                400 Robert Street North
                                St. Paul, MN 55101
                                Attention: ____________, President

     19.  Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     20.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

WADDELL & REED IVY INVESTMENT  COMPANY

By:-------------------------------------

Its: -----------------------------------

Date: ----------------------------------

ADVANTUS CAPITAL MANAGEMENT, INC.

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Its: -----------------------------------

Date: ----------------------------------